EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements on Form S-8 (No. 333-181559, No. 333-199515, No. 333-222218, No. 333-248504 and No. 333-272113) of our reports dated April 18, 2024, relating to the financial statements of Vipshop Holdings Limited and the effectiveness of Vipshop Holdings Limited’s internal control over financial reporting appearing in this annual report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong

April 18, 2024